Exhibit 23.2

Consent of Independent Registered Accounting Firm

       We consent to the incorporation by reference in the registration statement of Symmetry Medical Inc., on Form S-8 (File Number 333-123610) of our report dated March 3, 2009, on our audits of the financial statements of Symmetry Medical Inc. 2004 Employee Stock Purchase Plan as of December 31, 2008 and 2007, and for the years ended December 31, 2008, 2007 and 2006, which report is included in the Annual Report on Form 10-K.

/s/ BKD, LLP

BKD, LLP

Fort Wayne, Indiana
March 3, 2009